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                                                                   EXHIBIT 99.6A


INDEPENDENT AUDITOR'S CONSENT


Pacific Mutual Life Insurance Company
700 Newport Center Drive
Newport Beach, California 92660

We hereby consent to the use in this Registration Statement for Pacific Select Estate Maximizer on Form S-6 of our report dated February 16, 1996 related to Pacific Select Exec Separate Account and of our report dated February 23, 1996 related to Pacific Mutual Life Insurance Company appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the headings of "Independent Accountants" and "Financial Statements" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
October 11, 1996